GOOSEHEAD INSURANCE, INC. ANNOUNCES THIRD QUARTER 2021 RESULTS
– Total Revenue Growth of 30% and Core Revenue Growth of 41% over the Prior Year Period –
– Total Written Premium Growth of 44% over the Prior Year Period –
– Total Franchises and Corporate Sales Headcount Grew 55% and 35%, Respectively –
– Policies in Force Growth of 44% over the Prior Year Period –
– Launched Digital Agent Platform –

WESTLAKE, TEXAS - October 27, 2021 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights
•Total Revenues grew organically 30% over the prior-year period to $41.7 million
•Core Revenues* of $37.2 million increased 41% over the prior year period
•Third quarter net income of $5.4 million; net income attributable to Goosehead Insurance, Inc. of $4.0 million or $0.21 per basic share and $0.19 per diluted share
•Third quarter Adjusted EBITDA* of $6.6 million.
•Third quarter Adjusted EPS* of $0.26 per share.
•Total written premiums placed increased 44% from the prior-year period to $435 million
•Policies in force grew 44% from the prior-year period to 948,000
•Corporate sales headcount of 502 was up 35% year-over-year
•Total franchises increased 55% compared to the prior-year period to 1,958; operating franchises grew 38% compared to the prior-year period to 1,139

*Core Revenue, Adjusted EPS, and Adjusted EBITDA are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to net income and Adjusted EPS to basic earnings per share, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“Goosehead delivered an exceptional third quarter with strong premium and Core Revenue growth, significant talent additions, a 92 net promoter score and industry leading client retention of 89% - all against a very strong year ago comparison,” stated Mark E. Jones, Chairman and CEO. “We are extremely excited to have launched our Digital Agent Platform during the third quarter and have received a tremendously favorable response from our clients, agents and carrier partners around the potential for this powerful and highly differentiated tool to drive growth and enhance the client experience. Leveraging agent-informed artificial intelligence across nearly 30 million of our prior quotes, individuals can run highly accurate home, auto, flood, condo and renter’s quotes online from multiple carriers in less than 60 seconds by entering as little as 3 data points. This is an incredibly effortless client experience as evidenced by an average 96 net promoter score on business generated through the Digital Agent Platform thus far. We are continuing to accelerate our work on deeper carrier technology integrations and expect to unveil a quote-to-issue shopping experience with multiple carriers during 2022, all while maintaining in the background the critical benefits that knowledgeable agents provide to clients. The significant investments we are making in our people and technology platform are clearly expanding our already powerful and substantial competitive moat in the marketplace.”

Third Quarter 2021 Results
For the third quarter of 2021, revenues were $41.7 million, an increase of 30% compared to the corresponding period in 2020. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $37.2 million, a 41% increase from $26.4 million in the prior year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by growth in the number of corporate agents and operating franchises (which were driven by investments in our recruiting team in 2019 and prior), productivity improvements in the Franchise Channel, and strong client retention of 89%. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 44% in the third quarter.

Total operating expenses for the third quarter of 2021 were $38.1 million, up 52% from $25.0 million in the prior-year period. The increase from the prior period was due to larger employee compensation and benefits expenses related to ongoing investments in our corporate agents, agent support team, service agents, and information systems developers. Also, we continued to expand our real estate footprint with additional office openings, plus additional investments in our technology roadmap, including the launch of our Digital Agent Platform and enhancements to our client-facing portal, which grew the Company’s general and administrative expenses for the quarter.

Net income for the third quarter of 2021 was $5.4 million. We expect to continue to experience seasonality in our earnings throughout each year due to insurance sales patterns and recognition of contingent commissions, with the bulk of contingents realized in the fourth quarter. Net income attributable to Goosehead Insurance, Inc. for the third quarter of 2021 was $4.0 million, or $0.21 per basic share and $0.19 per diluted share. Total Adjusted EBITDA was $6.6 million for the third quarter of 2021. Adjusted EPS for the third quarter of 2021, which excludes equity-based compensation, was $0.26 per share.

Liquidity and Capital Resources
As of September 30, 2021, the Company had cash and cash equivalents of $25.5 million.

During the third quarter 2021, the Company refinanced its $25 million revolving credit facility and $77 million term note payable to a $50 million revolving facility and a $100 million term note payable agreement. We also had an unused line of credit of $24.8 million at quarter end. Total outstanding term note payable balance was $99.4 million as of September 30, 2021.

During the quarter ended September 30, 2021, Goosehead Financial, LLC paid a $60 million dividend to holders of LLC Units of record, including the Company. The Company’s Board of Directors also declared a special cash dividend of $1.63 per share (rounded) to all holders of the Company’s Class A common stock with a record date of August 9, 2021.

2021 Outlook
Based on our experience to date, the Company is raising its full-year 2021 outlook with respect to total written premiums and revenue:
•Total written premiums placed for 2021 are expected to be between $1.54 billion and $1.56 billion, representing organic growth of 43% on the low end of the range to 45% on the high end of the range. Prior guidance issued was for organic premium growth between 40% and 45%.
•Total revenues for 2021 are expected to be between $149 million and $155 million, representing organic growth of 27% on the low end of the range to 32% on the high end of the range. Prior guidance issued was for organic premium growth between 25% and 33%.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 140 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of 12 corporate sales offices and over 1,958 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of

Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Commissions and agency fees	$22,420	$19,385	$61,007	$49,444
Franchise revenues	18,960	12,418	49,234	32,347
Interest income	301	212	841	573
Total revenues	41,681	32,015	111,082	82,364
Operating Expenses:
Employee compensation and benefits	26,078	17,901	69,862	47,308
General and administrative expenses	10,141	5,872	29,549	17,108
Bad debts	732	376	1,825	1,004
Depreciation and amortization	1,188	900	3,320	2,152
Total operating expenses	38,139	25,049	104,556	67,572
Income from operations	3,542	6,966	6,526	14,792
Other Income (Expense):
Other income	7	10	146	76
Interest expense	(756)	(582)	(1,903)	(1,665)
Income before taxes	2,793	6,394	4,769	13,203
Tax expense (benefit)	(2,575)	(331)	(2,646)	(612)
Net income	5,368	6,725	7,415	13,815
Less: net income attributable to non-controlling interests	1,332	3,458	2,288	7,325
Net income attributable to Goosehead Insurance, Inc.	$4,036	$3,267	$5,127	$6,490
Earnings per share:
Basic	$0.21	$0.19	$0.27	$0.39
Diluted	$0.19	$0.17	$0.25	$0.36
Weighted average shares of Class A common stock outstanding
Basic	19,559	17,376	18,903	16,466
Diluted	21,206	18,915	20,570	17,926

Goosehead Insurance, Inc.
Consolidated Supplemental Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Core Revenue:
Renewal Commissions(1)	$10,969	$7,931	$29,036	$21,382
Renewal Royalty Fees(2)	13,206	8,117	33,622	21,406
New Business Commissions(1)	6,013	4,790	16,573	12,452
New Business Royalty Fees(2)	4,003	3,090	10,840	7,737
Agency Fees(1)	3,050	2,491	8,579	6,362
Total Core Revenue	37,241	26,419	98,650	69,339
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,680	1,152	4,570	3,031
Interest Income	301	212	841	573
Total Cost Recovery Revenue	1,981	1,364	5,411	3,604
Ancillary Revenue:
Contingent Commissions(1)	2,388	4,173	6,819	9,248
Other Income(2)	71	59	202	173
Total Ancillary Revenue	2,459	4,232	7,021	9,421
Total Revenues	41,681	32,015	111,082	82,364
Operating Expenses:
Employee compensation and benefits	26,078	17,901	69,862	47,308
General and administrative expenses	10,141	5,872	29,549	17,108
Bad debts	732	376	1,825	1,004
Depreciation and amortization	1,188	900	3,320	2,152
Total operating expenses	38,139	25,049	104,556	67,572
Income from operations	3,542	6,966	6,526	14,792
Other Income (Expense):
Other income	7	10	146	76
Interest expense	(756)	(582)	(1,903)	(1,665)
Income before taxes	2,793	6,394	4,769	13,203
Tax (benefit) expense	(2,575)	(331)	(2,646)	(612)
Net Income	5,368	6,725	7,415	13,815
Less: net income attributable to non-controlling interests	1,332	3,458	2,288	7,325
Net Income attributable to Goosehead Insurance Inc.	$4,036	$3,267	$5,127	$6,490

Earnings per share:
Basic	$0.21	0.19	0.27	0.39
Diluted	$0.19	0.17	0.25	0.36
Weighted average shares of Class A common stock outstanding
Basic	19,559	17,376	18,903	16,466
Diluted	21,206	18,915	20,570	17,926

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2021 and 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2021 and 2020.

Goosehead Insurance, Inc.
Segment Information
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30, 2021
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$10,969	$—	$10,969
Renewal Royalty Fees(2)	13,206	—	—	13,206
New Business Commissions(1)	—	6,013	—	6,013
New Business Royalty Fees(2)	4,003	—	—	4,003
Agency Fees(1)	—	3,050	—	3,050
Total Core Revenue	17,209	20,032	—	37,241
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,680	—	—	1,680
Interest Income	301	—	—	301
Total Cost Recovery Revenue	1,981	—	—	1,981
Ancillary Revenue:
Contingent Commissions(1)	1,734	654	—	2,388
Other Income(2)	71	—	—	71
Total Ancillary Revenue	1,805	654	—	2,459
Total Revenues	20,995	20,686	—	41,681
Operating expenses:
Employee compensation and benefits, excluding equity based compensation	9,051	15,176	—	24,227
General and administrative expenses	3,908	5,035	1,198	10,141
Bad debts	220	512	—	732
Total Operating Expenses	13,179	20,723	1,198	35,100
Adjusted EBITDA	7,816	(37)	(1,198)	6,581
Other income (expense)	7	—	—	7
Equity based compensation	—	—	(1,851)	(1,851)
Interest expense	—	—	(756)	(756)
Depreciation and amortization	(759)	(429)	—	(1,188)
Taxes	—	—	2,575	2,575
Net income	$7,064	$(466)	$(1,230)	$5,368
September 30, 2021:
Total Assets	$45,700	$43,257	$158,183	$247,140

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended September 30, 2021 and 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended September 30, 2021 and 2020.

	Nine Months Ended September 30, 2021
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$29,036	$—	$29,036
Renewal Royalty Fees(2)	33,622	—	—	33,622
New Business Commissions(1)	—	16,573	—	16,573
New Business Royalty Fees(2)	10,840	—	—	10,840
Agency Fees(1)	—	8,579	—	8,579
Total Core Revenue	44,462	54,188	—	98,650
Cost Recovery Revenue:
Initial Franchise Fees(2)	4,570	—	—	4,570
Interest Income	841	—	—	841
Total Cost Recovery Revenue	5,411	—	—	5,411
Ancillary Revenue:
Contingent Commissions(1)	4,986	1,833	—	6,819
Other Income(2)	202	—	—	202
Total Ancillary Revenue	5,188	1,833	—	7,021
Total Revenues	55,061	56,021	—	111,082
Operating expenses:
Employee compensation and benefits, excluding equity based compensation	24,640	39,578	—	64,218
General and administrative expenses	13,048	13,943	2,558	29,549
Bad debts	516	1,309	—	1,825
Total Operating Expenses	38,204	54,830	2,558	95,592
Adjusted EBITDA	16,857	1,191	(2,558)	15,490
Other income	38	108	—	146
Equity based compensation	—	—	(5,644)	(5,644)
Interest expense	—	—	(1,903)	(1,903)
Depreciation and amortization	(2,134)	(1,186)	—	(3,320)
Income tax benefit	—	—	2,646	2,646
Net income	$14,761	$113	$(7,459)	$7,415
September 30, 2021:
Total Assets	$45,700	$43,257	$158,183	$247,140
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the nine months ended September 30, 2021 and 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-Q for the nine months ended September 30, 2021 and 2020.

Goosehead Insurance, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	September 30,	December 31,
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$25,512	$24,913
Restricted cash	1,179	1,323
Commissions and agency fees receivable, net	8,349	18,604
Receivable from franchisees, net	866	2,100
Prepaid expenses	6,487	3,705
Total current assets	42,393	50,645
Receivable from franchisees, net of current portion	25,734	18,179
Property and equipment, net of accumulated depreciation	21,794	16,650
Right-of-use asset	35,384	22,513
Intangible assets, net of accumulated amortization	2,256	549
Deferred income taxes, net	114,376	73,363
Other assets	5,203	3,938
Total assets	$247,140	$185,837
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$10,643	$8,101
Premiums payable	1,179	1,323
Lease liability	4,400	3,203
Contract liabilities	5,646	4,233
Note payable	3,750	3,500
Total current liabilities	25,618	20,360
Lease liability, net of current portion	47,200	32,933
Note payable, net of current portion	119,555	79,408
Contract liabilities, net of current portion	38,963	29,968
Liabilities under tax receivable agreement, net of current portion	91,488	61,572
Total liabilities	322,824	224,241
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 19,786 shares issued and outstanding as of September 30, 2021, 18,304 shares issued and outstanding as of December 31, 2020	196	183
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 17,239 issued and outstanding as of September 30, 2021, 18,447 shares issued and outstanding as of December 31, 2020	173	184
Additional paid in capital	41,820	29,371
Accumulated deficit	(61,049)	(34,614)
Total stockholders' equity	(18,860)	(4,876)
Non-controlling interests	(56,824)	(33,528)
Total equity	(75,684)	(38,404)
Total liabilities and equity	$247,140	$185,837

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total Revenues	$41,681	$32,015	$111,082	$82,364

Core Revenue:
Renewal Commissions(1)	$10,969	$7,931	$29,036	$21,382
Renewal Royalty Fees(2)	13,206	8,117	33,622	21,406
New Business Commissions(1)	6,013	4,790	16,573	12,452
New Business Royalty Fees(2)	4,003	3,090	10,840	7,737
Agency Fees(1)	3,050	2,491	8,579	6,362
Total Core Revenue	37,241	26,419	98,650	69,339
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,680	1,152	4,570	3,031
Interest Income	301	212	841	573
Total Cost Recovery Revenue	1,981	1,364	5,411	3,604
Ancillary Revenue:
Contingent Commissions(1)	2,388	4,173	6,819	9,248
Other Income(2)	71	59	202	173
Total Ancillary Revenue	2,459	4,232	7,021	9,421
Total Revenues	$41,681	$32,015	$111,082	$82,364
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations.
The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$5,368	$6,725	$7,415	$13,815
Interest expense	756	582	1,903	1,665
Depreciation and amortization	1,188	900	3,320	2,152
Tax expense (benefit)	(2,575)	(331)	(2,646)	(612)
Equity-based compensation	1,851	1,416	5,644	3,330
Other income (expense)	(7)	(10)	(146)	(76)
Adjusted EBITDA	$6,581	$9,282	$15,490	$20,274
Adjusted EBITDA Margin(1)	16%	29%	14%	25%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($6,581 / $41,681) and ($9,282 / $32,015) three months ended September 30, 2021 and 2020. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($15,490 / $111,082) and ($20,274 / $82,364) nine months ended September 30, 2021 and 2020.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and nine months ended September 30, 2021 and 2020 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Earnings per share - basic (GAAP)	$0.21	$0.19	$0.27	$0.39
Add: equity-based compensation(1)	0.05	0.04	0.15	0.09
Adjusted EPS (non-GAAP)	$0.26	$0.23	$0.42	$0.48
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [ $1.9 million / ( 19.6 million + 17.3 million )] for the three months ended September 30, 2021 and [ $1.4 million / ( 16.5 million + 20.0 million )] for the three months ended September 30, 2020. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [ $5.6 million / ( 18.9 million + 17.9 million )] for the nine months ended September 30, 2021 and [ $3.3 million / ( 16.0 million + 20.4 million )] for the nine months ended September 30, 2020.

Goosehead Insurance, Inc.
Key Performance Indicators

	September 30, 2021	December 31, 2020	September 30, 2020
Corporate sales agents < 1 year tenured	301	207	222
Corporate sales agents > 1 year tenured	201	157	149
Operating franchises < 1 year tenured (TX)	56	43	36
Operating franchises > 1 year tenured (TX)	206	185	183
Operating franchises < 1 year tenured (Non-TX)	335	285	266
Operating franchises > 1 year tenured (Non-TX)	542	378	338
Policies in Force	948,000	713,000	657,000
Client Retention	89%	88%	88%
Premium Retention	92%	89%	90%
QTD Written Premium (in thousands)	$434,752	$285,209	$301,037
Net Promoter Score ("NPS")	92	92	91